Exhibit 10.35
AMENDMENT NO. 11 TO LOAN AGREEMENT
     This Amendment No. 11 (the “Amendment”) dated as of January 6, 2010, is between Bank of America, N.A. (the “Bank”) and Ambassadors International, Inc., Cypress Reinsurance, Ltd., Ambassadors Cruise Group, LLC and Ambassadors, LLC (the “Borrower”).
RECITALS
     A. The Bank and the Borrower entered into a certain Loan Agreement dated as of September 1, 2006 (together with any previous amendments, the “Agreement”).
     B. The Bank and the Borrower desire to amend the Agreement.
AGREEMENT
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
     2. Amendments. The Agreement is hereby amended as follows:
2.1	In Paragraph 1.2, the date “December 1, 2010” is changed to “April 15, 2011”.
     3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized. and does not conflict with any of the Borrower’s organizational papers.
     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:
4.1	If the Borrower or any guarantor is anything other than a natural person, evidence, that the execution, delivery, and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.
     5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     7. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
     This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK: Bank of America, N.A.
By:	/s/ Robert Boswell
Robert Boswell, Vice President
Authorized Signer

BORROWER(S): Ambassadors International, Inc.
By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer

Cypress Reinsurance, Ltd.
By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer

Ambassadors Cruise Group, LLC
By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer

Ambassadors, LLC.
By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer